Exhibit 10.29

THIRD AMENDMENT

TO THE

BB&T CORPORATION NON QUALIFIED DEFINED BENEFIT PLAN

(January 1, 2009 Restatement)

WHEREAS, the BB&T Corporation Non-Qualified Defined Benefit Plan (the “Plan”), which was established as of January 1, 1988, and which was originally known as the Branch Banking and Trust Company Supplemental Executive Retirement Plan, is currently maintained by BB&T Corporation (the “Company”) under a January 1, 2009 restated plan document; and

WHEREAS, the said restated Plan has been amended subsequently on two occasions; and

WHEREAS, the Company wishes to again amend the Plan to better align the form of payment in the event of the death of a Participant with the tax-qualified defined benefit plan maintained by the Company;

NOW, THEREFORE, effective as of January 1, 2012, the Plan is hereby amended in the manner hereinafter set forth:

1. Section 6.1.2 of the Plan is hereby amended to provide as follows:

6.1.2 Automatic Form of Payment. Subject to provisions of Section 409A and except as provided in Section 6.1.3, if the Beneficiary of a deceased Participant is a natural person, the Supplemental Death Benefit payable to a deceased Participant’s Beneficiary shall be paid in the form of a single life monthly annuity commencing within the 90-day period after the death of such Participant; provided, however, that if such 90-day period begins in one calendar year and ends in another, such Beneficiary shall not have the right to designate the calendar year of payment commencement. Moreover, subject to the provisions of Section 409A, if the Beneficiary of a deceased Participant is not a natural person (e.g., his estate or a trust), the Supplemental Death Benefit payable to such deceased Participant’s Beneficiary shall be paid in the form of a single lump sum within the 90-day period that begins the 60th day next following the date of the Participant’s death; provided, however, that if such 90- day period begins in one calendar year and ends in another, such Beneficiary shall not have the right to designate the calendar year of payment.

2. Section 6.1.3 of the Plan is hereby amended to provide as follows:

6.1.3 Optional Form of Payment. Notwithstanding Section 6.1.2, if the Beneficiary of a Participant is a natural person, a Participant may file, in the form and manner specified by the Committee, an election for the Supplemental Death Benefit payable to his Beneficiary to be paid in the form of a single lump sum within the 90-day period that begins the 60th day next following the date of the Participant’s death; provided, however, that if such 90-day period begins in one calendar year and ends in another, such Beneficiary shall not have the right to designate the calendar year of payment.

3. Article VI of the Plan is hereby amended by the addition of Sections 6.1.4 and 6.1.5 at the end thereof to provide as follows:

6.1.4 Cashouts. Notwithstanding the foregoing provisions of this Section 6.1 and subject to Section 409A, if the deceased Participant’s Supplemental Death Benefit immediately prior to the date on which payment thereof commences, is determined not to exceed $25,000, such amount shall be paid to the deceased Participant’s Beneficiary in a single lump sum payment.

6.1.5 Changing Time or Form of Payment by Beneficiary. Except as provided for cashout payments in Section 6.1.4 and subject to the provisions of Section 16.13, a deceased Participant’s Beneficiary may elect to delay payment or to change the form of payment as permitted under Section 409A.

IN WITNESS WHEREOF, this Third Amendment to the BB&T Corporation Non-Qualified Defined Benefit Plan (January 1, 2009 Restatement) is executed on behalf of the Company on this 23rd day of December, 2011.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President